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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 31, 1994
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                        CYPRUS AMAX MINERALS COMPANY
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           (Exact name of registrant as specified in its charter)


              Delaware                 1-10040           36-2684040
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       (State or other juris-         (Commission     I.R.S. Employer
        diction of incorporation)     File Number)  (Identification No.)


       9100 East Mineral Circle, P.O. Box 3299, Englewood, CO     80155
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       (Address of principal executive offices)              (Zip Code)

                               (303) 643-5000
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            (Registrant's telephone number, including area code)
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Item 2. Disposition of Assets
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On March 1, 1994, Cyprus Amax Minerals Company (the "Company") announced agreements for the sale of its oil and gas unit, Amax Oil & Gas, Inc., to Union Pacific Resources Company, a Subsidiary of Union Pacific Resources Corporation, for approximately $819 million in cash. The assets of Amax Oil and Gas, Inc. included producing petroleum properties (largely natural gas) and processing facilities located primarily in the southwestern United States. The transaction closed on March 31, 1994. Cyprus Amax Minerals Company issued a press release, a copy of which is attached hereto as Exhibit 1, announcing the closing.


Item 7. Financial Statements and Exhibits
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(b)    Pro Forma Financial Information

       The majority of Amax Oil & Gas, Inc.'s assets were acquired in the merger of Cyprus Minerals Company and AMAX Inc. on November 15, 1993. The business combination was accounted for as a purchase, and accordingly, the Company's consolidated 1993 financial statements included only the results of the merged Amax businesses for the 47-day period following the merger. In Cyprus Amax Minerals Company's Consolidated Statement of Operations for the year ended December 31, 1993, oil and gas income before income taxes accounted for $3.0 million of the consolidated total of $130.9 million, oil and gas net income accounted for $2.3 million of consolidated net income of $100.2 million, and earnings per share accounted for $.04 of total earnings per share of $1.85. At December 31, 1993, the majority of Amax Oil & Gas, Inc.'s assets were in the Consolidated Balance Sheet caption Properties, Net accounting for $797 million of the consolidated Properties, Net of $4,334 million, and assets accounted for $830 million of total consolidated assets of $5,625 million.

       This financial information should be read in conjunction with the historical financial statements and accompanying notes of Cyprus Amax Minerals Company and Subsidiaries.

(c)    Exhibits

       1. Press release, dated March 31, 1994, issued by Cyprus Amax Minerals Company.

       2. Stock Purchase Agreement, dated March 1, 1994, between Amax Coal Company and Union Pacific Resources Company.

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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 1994                         CYPRUS AMAX MINERALS COMPANY


                                              By: /s/ John Taraba
                                                 --------------------------
                                              Name:  John Taraba
                                                     Vice President
                                                     and Controller

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Exhibits
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       1.  Press release, dated March 31, 1994, issued by Cyprus Amax Minerals
           Company.

       2. Stock Purchase Agreement, dated March 1, 1994 between Amax Coal Company and Union Pacific Resources Company.


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